UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 6, 2004
Date of Earliest Event Reported: December 1, 2004

OPENTV CORP.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands
(State or Other Jurisdiction of Incorporation)

001-15473 (Commission File Number)	98-0212376 (I.R.S. Employer Identification No.)

275 Sacramento Street
San Francisco, California 94111
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 962-5000

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2004, OpenTV Corp. (the “Company”) entered into an employment offer letter (the “Offer Letter”) with Tim Evard under which Mr. Evard agreed to serve as the Company’s Senior Vice President and General Manager of Marketing and Applications Products. Under the Offer Letter, Mr. Evard will receive an annual base salary of $375,000 and will be eligible for annual discretionary bonus awards based on achievement of financial and strategic objectives to be determined by the Company’s Chief Executive Officer and the Compensation Committee of the Company’s Board of Directors (the “Committee”). Mr. Evard’s target bonus is 35% of his annual base salary for 2005, which is subject to change in subsequent years in the discretion of the Committee. In addition, Mr. Evard has been granted a stock option to purchase 200,000 shares of the Company’s Class A Ordinary Shares, which vests in equal annual installments on each of the second, third, fourth and fifth anniversaries of the date of grant. The exercise price for those options was equal to the fair market value of the Class A Ordinary Shares on the date of grant.

Mr. Evard’s employment with the Company is at-will. However, if Mr. Evard’s employment is terminated by the Company other than for “cause”, or by Mr. Evard due to a material reduction of his duties, responsibilities and/or annual base salary, Mr. Evard would receive the following: (i) payment for all unpaid salary, reimbursable business expenses not theretofore paid and accrued vacation time up to the date of termination, (ii) salary continuation for a period of 6 months after the date of termination, unless such termination is within 12 months of an event constituting a “change in control”, in which case Mr. Evard would be entitled to salary continuation for a period of 12 months after the date of termination, (iii) continued vesting of stock options for a period of 6 months from the date of termination (unless such date of termination is within 12 months of a “change in control”, in which case such vesting shall continue for a period of 12 months from the date of termination) and (iv) continued exercisability of stock options for a period of 90 days following the last vesting date for his stock options.

Mr. Evard has also agreed not to engage in, participate in, or acquire an equity interest in any person, firm, corporation, or other entity, which engages or participates in any business that operates any line of business, business activity or operations that are competitive with any line of business, business activity or operations conducted by the Company during the time of Mr. Evard’s employment with the Company and for one year thereafter.

The foregoing description of the Offer Letter is qualified in its entirety by the full text of the Offer Letter, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number	Description
10.1	Offer Letter to Tim Evard dated December 1, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2004	OPENTV CORP.
	By:	/s/ Richard Hornstein
	Name:	Richard Hornstein
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Offer Letter to Tim Evard dated December 1, 2004